Exhibit 99.1

AUTOTEK INCORPORATED
Special Meeting of Stockholders

PROXY

This Proxy is solicited on behalf of the Board of Directors for use at the
Special Meeting on ______________, 2015

The undersigned appoints Richard Battaglini of AutoTek Incorporated with full power of substitution, the attorney and proxy of the undersigned, to attend the special meeting of stockholders of AutoTek Incorporated, to be held ________________, 2015, beginning at 9:00 am, local time at its corporate offices located at 15589 N 77th St Suite B., Scottsdale, Arizona, 85260, and at any adjournment thereof, and to vote the stock the undersigned would be entitled to vote if personally present, on all matters set forth in the proxy statement sent to stockholders, a copy of which has been received by the undersigned, as follows:

Please mark your votes as indicated [X] Total Number of Shares Held: _____________________

Certificate Number(s) _____________________

This proxy when properly signed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

1.
To authorize and approve the entry by AutoTek into that certain Asset Purchase and Share Exchange Agreement (the “Agreement”), whereby AutoTek will sell certain of its assets (the “Acquired Assets”) to Alpine 4, a public reporting company that plans to use the assets.

FOR	AGAINST	ABSTAIN

[ ]	[ ]	[ ]

2.	To approve any motion to adjourn the AutoTek Special Meeting, if necessary or appropriate, to solicit additional proxies.

FOR	AGAINST	ABSTAIN

[ ]	[ ]	[ ]

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

IMPORTANT – PLEASE SIGN AND RETURN PROMPTLY. When joint tenants hold shares, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person. Please sign exactly as your name appears on your stock certificate(s).

Print Name	Signature	Date

Please provide updated address information as necessary: